SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : August 8, 2003

                           COMMISSION FILE NO. 0-49915


                                  JavaJuice.net
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Nevada                                      88-0474056
---------------------------------                    -------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



                  43 Pulaski Street, Brooklyn, New York 11206
-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  718-243-0715
                     --------------------------------------
                           (ISSUER  TELEPHONE NUMBER)


                              150 Freeport Blvd. #8
                              Sparks, Nevada 89431
                         -------------------------------
                                 FORMER ADDRESS

ITEM  1.     CHANGES  IN  CONTROL  OF  THE  REGISTRANT.

     As a result of the acquisition of M.T. Marketing Int. Corp., a Nevada corporation ("MT" or the "Company"), the control of the Registrant shifted to the former shareholders of MT. In addition, MacDonald Tudeme entered into a stock purchase agreement with Laura Mazany whereby Mr. Tudeme acquired 1,000,000 shares of the Registrant's common stock. The following individuals will exercise control of the Registrant.

Name                               No. of shares                      Percentage
----                               -------------                      ----------
MacDonald Tudeme                     1,441,745                           57.7%
Marguerite Tudeme                      353,396                           14.1%

ITEM  2.   ACQUISITION  OF  DISPOSITION  OF  ASSETS.

     On August 8, 2003, the Registrant acquired 100% of the issued and outstanding shares of MT in exchange for 800,000 shares of the Registrant's common stock. In addition, on August 8, 2003, MacDonald Tudeme entered into a stock purchase agreement with Laura Mazany whereby Mr. Tudeme acquired 1,000,000 shares of the Registrant's common stock for $100,000. Upon 100% shareholder approval by the MT shareholders which is anticipated, there will be 2,500,000 shares of the Registrant's common stock outstanding.

     DESCRIPTION OF THE BUSINESS

     MT is a payroll nurse staffing and homecare company that provides healthcare professionals to hospitals and to the homes of the elderly, sick and incapacitated. MT was incorporated in the State of Nevada in 1997 to conduct general business operations. In 1999, MT shifted its attention towards its current business operations.

     DESCRIPTION OF PRINCIPAL SERVICES

     MT provides healthcare professionals such as Certified Nursing Assistants, Nurse Technicians, Licensed Practical Nurses and Registered Nurses to hospitals and to the homes of the elderly, sick and incapacitated. M.T. takes into consideration the customer's needs and optimizes its resources to fit those needs. The Company markets its services under the names "M.T. Ultimate Healthcare Staffing and Homecare Services," "M.T. Ultimate Services," or "M.T. Ultimate."

     Currently, the Company's primary target market consists of public hospitals, private hospitals and nursing homes in the five (5) Boroughs of New York City, the elderly and patients that have been discharged from hospitals and are recuperating at home. Based on research that the Company conducted on twenty-five (25) hospitals and nursing homes, the results show that they employ staff agency employees to cover odd shifts such as nights, weekends and unplanned absenteeism. According to a recent publication of the American Journal of Nursing, the demand for nurses will continue to rise as the "baby boomers" retire. Furthermore, there is a present shortage of skilled nursing professionals which is expected to worsen due to the pressures of managed care. The hospitals, which employ based on headcount, will continue to have a growing need for agency nurses that do not figure into their headcount. MT remains flexible enough to meet the staffing requirements of both the hospital and the home healthcare segments.

COMPETITIVE BUSINESS CONDITIONS

     The market for healthcare services is very competitive. Presently, MT is competing with several healthcare service providers and healthcare staffing companies in the New York metropolitan area. These competitors include Best Care, All Care Services, White Gloves, and Prefer Nursing. Providing nursing staff to these hospitals and nursing homes is a multi-million dollar industry. M.T. believes that it has the capacity to acquire 5% of this market.

     M.T. intends to compete in this industry based primarily on an aggressive recruitment policy within the U.S. and abroad as well as on a unique relationship with its staff. There is currently a pool of trained, experienced, immigrant nurses in the New York City metropolitan area. Most of our competitors are not positioned to identify, connect with, and turn this pool of nurses into a New York State licensed workforce. MT's strategy for bringing this workforce to market is based in large part on its standing and reputation in these immigrant communities and management's first-hand knowledge of successfully making a cultural conversion as it relates to nursing. MT intends to attract this pool or nurses by assisting them in obtaining their New York State nursing licenses.

     In addition to this internal recruitment drive, MT also intends to recruit trained, experienced nurses from the Philippines, India, the West Indies, Africa and Europe. MT, with the assistance of immigration lawyers, intends to sponsor these nurses, assist them in obtaining New York State nursing licenses, and sign them to renewable three-year employment contracts.

DEPENDENCE ON ONE OR A FEW CUSTOMERS

     Currently, the Company's major client is the City of New York Hospitals. This client accounted for $529,970 of revenue or 78% of total revenues as of December 31,2003. The Company is presently pursuing approval from the New York Department of Health to serve a wider base of home care clients as discussed below in "Need For Government Approval."

PATENTS, TRADEMARKS & LICENSES

     The Company does not have any patents or trademarks. The Company is waiting for government approval of certain licenses as discussed below in "Need For Government Approval."

NEED FOR GOVERNMENT APPROVAL

     The Company is awaiting approval from the New York State Department of Health (the "Department") to provide homecare services. Final public hearings on the matter took place on July 25, 2003, in Albany, New York and the Company has yet to hear the results. The Company expects the Department to grant the Company approval to provide such services.

RESEARCH & DEVELOPMENT OVER PAST TWO YEARS

     MT has spent approximately three hundred (300) hours within the last two
(2) years at a cost of $5,000 researching its target market. The Company used telemarketers to question twenty-five (25) hospitals and nursing homes in the New York City metropolitan area concerning their need for nursing staff agency employees.

EMPLOYEES

     MT currently employs one hundred (100) people of which sixty (60) are full-time personnel. These employees include Certified Nursing Assistants, Nurse Technicians, Licensed Practical Nurses, and Registered Nurses. The Company intends to recruit at least three (3) Registered Nurses each year beginning in 2003.

DESCRIPTION OF PROPERTY

     MT currently has a five-year lease for office space in the Bronx, New York that ends in 2007. The current lease commitment is $7,800 per year with an annual increase of 7%. MT also has a flexible lease for office space in Brooklyn, New York, the details of which are discussed below in "Related Party Transactions."

RELATED PARTY TRANSACTIONS

     MT has entered into a flexible lease for office space in Brooklyn, New York with its majority shareholders and Directors, MacDonald Tudeme and Marguerite Tudeme, who own the leased property. The current lease commitment is $6,600 per year.

RISK FACTORS

     Dependence Upon External Financing. It is important that we obtain debt and/or equity financing of approximately $150,000 to $500,000 for at least the next two (2) years to sustain our current operations due to the turnaround of hospital receivables which are normally paid within sixty (60) days. If we are unable to raise this capital, it would have a materially adverse effect upon our ability to maintain current operations.

     Also, it is imperative that we raise capital to expand our operations.
We require capital of approximately $2,000,000 to pursue our business strategy in becoming a major player in our industry. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, or at all, it would have a materially adverse effect upon our ability for growth pursuant to our business strategy.

     Reliance on Key Management. Our success is highly dependent upon the continued services of MacDonald Tudeme, our Chief Executive Officer and Marketing Manager and Marguerite Tudeme, our Operations Manager. If any of the foregoing persons were to leave us, it could have a materially adverse effect upon our business and operations.

     Dependence on Major Client. Presently, our major client is the City of New York Hospitals. We need to broaden our client base to include private hospitals, a greater percentage of nursing homes and home care clients. We are presently pursuing approval from New York Department of Health to serve a wider base of home care clients. If we are unable to broaden our client base, the continued reliance upon New York City Hospitals could have a materially adverse effect upon our business and operations.

     Shortage of Healthcare Professionals in the Industry. Presently, the healthcare industry is experiencing a growing shortage of healthcare professionals especially Licensed Practical Nurses and Registered Nurses.
One of our major marketing efforts is to recruit these professionals in the United States and to attract foreign professionals. If we are not successful in our efforts, this could have a materially adverse effect upon our ability to sustain growth pursuant to our business strategy.

LEGAL  PROCEEDINGS

     There are currently no legal proceedings.

ITEM  5.   OTHER  EVENTS.

     On August 9, 2003, MacDonald Tudeme entered into a stock purchase agreement with Laura Mazany whereby Mr. Tudeme acquired 1,000,000 shares of the Registrant's Common stock for $100,000.

     As a result of the acquisition of MT and the change in focus of the Registrant's business, the Registrant is in the process of changing its name to M.T. Marketing Int. Corp. Upon changing its name, the Registrant will receive a new stock symbol. In addition, the former directors and officers of the Registrant resigned and the directors and officers of M.T. Marketing Int. Corp. have become the directors and officers of the Registrant. The new directors and officers are as follows: MacDonald Tudeme-Chief Executive Officer and Director, and Marguerite Tudeme-Secretary and Director.

ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  M.T. Marketing Int. Corp.

(a)  Financial  Statements  of  Businesses  Acquired  To  Be  Provided

(b)  Pro  Forma  Financial  Information     To  Be  Provided

(c)  Exhibits:

2.1     Exchange  Agreement


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JavaJuice.net


August 12,  2003
/s/  MacDonald Tudeme
--------------------------------------------
MacDonald Tudeme
Chief  Executive  Officer